345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Troy Kirkpatrick	David DeMartino
614-284-1926	646-531-6115
troy.kirkpatrick@zimmerbiomet.com	david.demartino@zimmerbiomet.com

Kirsten Fallon	Zach Weiner
781-779-5561	908-591-6955
kirsten.fallon@zimmerbiomet.com	zach.weiner@zimmerbiomet.com

Zimmer Biomet Announces

Fourth Quarter and Full-Year 2025 Financial Results

•
Fourth quarter net sales of $2.244 billion increased 10.9% on a reported basis, 9.2% on a constant currency1 basis and 5.4% on an organic constant currency1 basis
•
Fourth quarter diluted earnings per share were $0.70, a decrease of 41.7%; adjusted1 diluted earnings per share were $2.42, an increase of 4.8%
•
Full-year net sales of $8.232 billion increased 7.2% on a reported basis, 6.4% on a constant currency1 basis and 3.9% on an organic constant currency1 basis
•
Full-year diluted earnings per share were $3.55, a decrease of 19.9%; adjusted1 diluted earnings per share were $8.20, an increase of 2.5%
•
Company provides full-year 2026 financial guidance

(WARSAW, IN) February 10, 2026 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter and year ended December 31, 2025. The Company reported fourth quarter net sales of $2.244 billion, an increase of 10.9% over the prior year period, an increase of 9.2% on a constant currency1 basis and an increase of 5.4% on an organic constant currency1 basis. Net sales for the full year were $8.232 billion, an increase of 7.2% over the prior year, an increase of 6.4% on a constant currency1 basis and an increase of 3.9% on an organic constant currency1 basis. Net earnings for the fourth quarter were $139.3 million, or $479.7 million on an adjusted1 basis. For the full year, net earnings were $705.1 million, or $1.629 billion on an adjusted1 basis.

Diluted earnings per share were $0.70 for the fourth quarter, a decrease of 41.7%, and adjusted1 diluted earnings per share were $2.42, an increase of 4.8%. Full-year diluted earnings per share were $3.55, a decrease of 19.9%, and adjusted1 diluted earnings per share were $8.20, an increase of 2.5%. Zimmer Biomet generated $1.697 billion in operating cash flow and $1.172 billion of free cash flow for the year.

Additionally, on February 9, 2026, Zimmer Biomet's Board of Directors approved a new stock repurchase authorization, granting the Company authority to repurchase up to $1.5 billion in common stock. The new authorization commences on February 9, 2026 and has no expiration date. Under the program, which is designed to return value to Zimmer Biomet's shareholders and minimize dilution from stock issuances, the Company may repurchase shares in the open market and enter into structured repurchase agreements with third parties.

"We made significant strategic and financial progress in 2025, delivering on our initial revenue growth, EPS and free cash flow commitments and integrating three acquisitions, all while navigating tariff headwinds,” said Ivan Tornos, Chairman, President and CEO of Zimmer Biomet. “We closed the year strong with meaningful revenue acceleration and two consecutive quarters of mid-single digit organic growth fueled by our new product innovation cycle. As we enter 2026, we are excited about our transition to a predominantly direct and specialized sales organization in the U.S. While this bold action tempers our 2026 sales guidance, we are confident that it will drive durable long-term growth and solidify our position as the undisputed market leader. Against this backdrop, we are committed to delivering EPS and free cash flow growth while continuing to return capital to shareholders in a meaningful way."

Recent Highlights

•
Completed $250 million of share repurchases during the fourth quarter of fiscal 2025.
•
Received board authorization to repurchase up to $1.5 billion in shares.
•
Received U.S. FDA clearance for ROSA® Knee with OptimiZeTM, the most advanced upgrade to the Company’s flagship robotic knee system since its launch in 2019.
•
Enabled the world’s first iodine-treated hip procedure to be performed in Japan using iTaperloc® Complete and iG7™ Acetabular Hip Systems to address infection management by inhibiting biofilm formation.
•
Launched Brachiator™ Mini-Rail External Fixation System through Paragon 28 subsidiary to address complex, small bone reconstruction in the foot and ankle.
•
Announced two new mymobility® data analytics collaborations: (1) OneStep to improve mobility data capture through smartphones; and (2) PatientIQ to seamlessly integrate orthopedic recovery data and patient reported outcomes in electronic health records.

•
Named to Forbes’ 2026 list of America’s Best Companies, honoring organizations that lead the way in corporate trust, innovation, customer sentiment, employee satisfaction and workplace culture.

1 Reconciliations of these measures to the corresponding U.S. generally accepted accounting principles measures are included in this press release.

Geographic and Product Category Sales

The following sales tables provide results by geography and product category for the three-month period and year ended December 31, 2025, as well as the percentage change compared to the applicable prior year period, on both a reported basis and a constant currency basis. Percentage change is also presented on an organic constant currency basis to exclude the impact on net sales from the April 2025 acquisition of Paragon 28, Inc. ("Paragon 28").

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2025
(in millions, unaudited)

				Organic
			Constant	Constant
	Net		Currency	Currency
	Sales	% Change	% Change	% Change
Geographic Results
United States	$1,312.6	11.1%	11.1%	5.7%
International	931.2	10.6	6.6	5.0
Total	$2,243.8	10.9%	9.2%	5.4%
Product Categories
Knees
United States	$519.6	6.0%	6.0%	6.0%
International	391.4	12.1	8.2	8.2
Total	911.0	8.6	6.9	6.9
Hips
United States	293.2	7.9	7.9	7.9
International	262.2	5.6	1.6	1.6
Total	555.4	6.8	4.9	4.9
S.E.T. *	587.6	20.1	18.7	2.9
Technology & Data, Bone Cement and Surgical	189.8	8.7	6.6	6.6
Total	$2,243.8	10.9%	9.2%	5.4%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

NET SALES - YEAR ENDED DECEMBER 31, 2025
(in millions, unaudited)

				Organic
			Constant	Constant
	Net		Currency	Currency
	Sales	% Change	% Change	% Change
Geographic Results
United States	$4,764.0	7.3%	7.3%	3.7%
International	3,467.5	7.0	5.2	4.1
Total	$8,231.5	7.2%	6.4%	3.9%
Product Categories
Knees
United States	$1,867.5	2.9%	2.9%	2.9%
International	1,454.8	7.1	5.5	5.5
Total	3,322.3	4.7	4.0	4.0
Hips
United States	1,094.6	5.3	5.3	5.3
International	998.8	4.1	2.2	2.2
Total	2,093.5	4.7	3.8	3.8
S.E.T. *	2,150.2	15.2	14.6	4.1
Technology & Data, Bone Cement and Surgical	665.6	4.0	2.9	2.9
Total	$8,231.5	7.2%	6.4%	3.9%

* Sports Medicine, Extremities, Trauma, Craniomaxillofacial and Thoracic

Amounts reported in millions are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Percentages presented are calculated from the underlying unrounded amounts.

Financial Guidance

The Company is providing the following full-year 2026 financial guidance:

Projected Year Ending December 31, 2026

2026 Reported Revenue Change	2.5% - 4.5%
Foreign Currency Exchange Impact	+0.50%
2026 Constant Currency Revenue Change	2.0% - 4.0%
2026 Organic Constant Currency Revenue Change(1)	1.0% - 3.0%
Adjusted Diluted EPS(2)	$8.30 - $8.45

(1)	Excludes the projected impact of the Paragon 28 acquisition through the one-year anniversary of the acquisition date, which is estimated to be approximately 100bps.
(2)

This measure is a non-GAAP financial measure for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below, which identifies the information that is unavailable without unreasonable efforts and provides additional information. It is probable that this forward-looking non-GAAP financial measure may be materially different from the corresponding GAAP financial measure.

Conference Call

The Company will conduct its fourth quarter and full-year 2025 investor conference call today, February 10, 2026, at 8:30 a.m. ET. The audio webcast can be accessed via Zimmer Biomet's Investor Relations website at https://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

About the Company

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow on LinkedIn at www.linkedin.com/company/zimmerbiomet or X / Twitter at www.x.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.

The information contained on, or that may be accessed through, our website or any other website referenced herein is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today include non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Net sales change information for the three-month period and year ended December 31, 2025 is presented on a GAAP (reported) basis and on a constant currency basis. Net sales change for those periods is also presented on an organic constant currency basis to exclude the impact on net sales from the April 2025 acquisition of Paragon 28. Constant currency percentage changes exclude the effects of foreign currency exchange rates. They are calculated by translating current and prior-period sales at the same predetermined exchange rate. The translated results are then used to determine year-over-year percentage increases or decreases. Projected revenue change information for the year ending December 31, 2026, is also presented on an organic constant currency basis. In addition to excluding the projected effects of foreign currency exchange rates, projected 2026 organic constant currency revenue change also excludes the projected impact on net sales from the April 2025 acquisition of Paragon 28 through the one-year anniversary of the acquisition date in April 2026.

Net earnings and diluted earnings per share for the three-month periods and years ended December 31, 2025 and 2024 are presented on a GAAP (reported) basis and on an adjusted basis. These adjusted financial measures exclude the effects of certain items, which are detailed in the reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures presented later in the press release.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business. Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company. Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations. The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures. In addition, constant currency revenue change, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release and our commentary in our investor conference call today also include certain forward-looking non-GAAP financial measures for the year ending December 31, 2026. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, we exclude the impact of restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; and certain legal and tax matters. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures (other than projected 2026 organic constant currency revenue change) to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts. For example, the timing of certain transactions is difficult to predict because management's plans may change. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding financial guidance, statements regarding macro pressures, including the impact of such pressures on our business, and any statements about our forecasts, expectations, plans, intentions, commitments, strategies or prospects. All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: competition; pricing pressures; dependence on new product development, technological advances and innovation; changes in customer demand for our products and services caused by demographic changes, obsolescence, development of different therapies or other factors; our ability to attract, retain, develop and maintain adequate succession plans for the highly skilled employees, senior management, independent agents and distributors we need to support our business; the transformation of our sales and distribution network in the U.S. and other markets; challenges relating to the rationalization of our products; shifts in the product category or regional sales mix of our products and services; the risks and uncertainties related to our ability to successfully execute our restructuring plans; the risks and uncertainties relating to our ability to successfully execute on our product portfolio rationalization plans; control of costs and expenses; risks related to the ability to realize the anticipated benefits of our acquisitions, including the possibility that the expected benefits from such transactions will not be realized or will not be realized within the expected time period; the risk that acquired businesses will not be integrated successfully; the effects of business disruptions affecting us, our suppliers, customers or payors, either alone or in combination with other risks on our business and operations; the risks and uncertainties related to our ability to successfully integrate the operations, products, service providers, agents, employees, sales representatives and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, suppliers and lenders and on our operating results and businesses generally; unplanned delays, disruptions and expenses attributable to our enterprise resource planning and other system updates; the ability to form and implement alliances; dependence on a limited number of suppliers for key raw materials and other inputs and for outsourced activities; the risk of disruptions in the supply of materials and components used in manufacturing or sterilizing our products; breaches or failures of our (or of our business partners’ or other third parties’) information technology systems or products, including by cyberattack, unauthorized access or theft; the outcome of government investigations; the impact of healthcare reform and cost containment measures, including efforts sponsored by government agencies, legislative bodies, the private sector and healthcare purchasing organizations, through reductions in reimbursement levels, repayment demands and otherwise; the effects of natural disasters, or of legal, regulatory or market measures to address natural disasters; the effects of our commitments, goals and disclosures relating to corporate responsibility matters; the impact of substantial indebtedness on our ability to service our debt obligations and/or refinance amounts outstanding under our debt obligations at maturity on terms favorable to us, or at all; changes in tax obligations arising from examinations by tax authorities and from changes in tax laws in jurisdictions where we do business, including as a result of the “base erosion and profit shifting” project undertaken by the Organisation for Economic Co-operation and Development and otherwise; challenges to the tax-free nature of the ZimVie Inc. spinoff transaction and the subsequent liquidation of our retained interest in ZimVie Inc.; the risk of additional tax liability due to the recategorization of our independent agents and distributors to employees; changes in tariffs relating to imports to the U.S. and other countries; the risk that material impairment of the carrying value of our intangible assets, including goodwill, could negatively affect our operating results; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; changes in general industry and market conditions, including domestic and international growth, inflation and currency exchange rates; the domestic and international business impact of political, social and economic instability, tariffs, trade restrictions and embargoes, sanctions, wars, disputes and other conflicts, including on our ability to operate in, export from or collect accounts receivable in affected countries; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (“FDA”) and other government regulators relating to medical products, healthcare fraud and abuse laws and data privacy and cybersecurity laws; the success of our quality and operational excellence initiatives; the ability to remediate matters identified in inspectional observations issued by the FDA and other regulators, while continuing to satisfy the demand for our products; product liability, intellectual property and commercial litigation losses; and the ability to obtain and maintain adequate intellectual property protection. A further list and description of these risks and uncertainties and other factors can be found in our Annual Report on Form 10-K for the year ended December 31, 2024, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and our subsequent filings with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in our filings with the SEC. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to rely on these forward-looking statements since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary note is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the actual amounts. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying unrounded amounts.

###

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 and 2024
(in millions, except per share amounts, unaudited)

	2025	2024
Net Sales	$2,243.8	$2,023.2
Cost of products sold, excluding intangible asset amortization	792.4	586.7
Intangible asset amortization	177.7	157.6
Research and development	118.8	108.4
Selling, general and administrative	872.3	746.9
Restructuring and other cost reduction initiatives	106.3	20.9
Acquisition, integration, divestiture and related	21.9	13.7
Operating expenses	2,089.4	1,634.2
Operating Profit	154.5	389.0
Other income (expense), net	15.4	(38.1)
Interest expense, net	(71.9)	(61.9)
Earnings before income taxes	98.0	289.0
(Benefit) provision for income taxes	(39.9)	49.0
Net Earnings	137.9	240.0
Less: Net (loss) earnings attributable to noncontrolling interest	(1.5)	0.6
Net Earnings of Zimmer Biomet Holdings, Inc.	$139.3	$239.4

Earnings Per Common Share
Basic	$0.71	$1.20
Diluted	$0.70	$1.20
Weighted Average Common Shares Outstanding
Basic	197.2	199.1
Diluted	198.1	199.9

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024
(in millions, except per share amounts, unaudited)

	2025	2024
Net Sales	$8,231.5	$7,678.6
Cost of products sold, excluding intangible asset amortization	2,493.7	2,191.2
Intangible asset amortization	665.9	591.9
Research and development	458.5	437.4
Selling, general and administrative	3,257.2	2,929.8
Restructuring and other cost reduction initiatives	181.2	219.0
Acquisition, integration, divestiture and related	76.9	23.6
Operating expenses	7,133.4	6,392.9
Operating Profit	1,098.1	1,285.7
Other income (expense), net	25.5	(31.1)
Interest expense, net	(292.8)	(218.0)
Earnings before income taxes	830.8	1,036.6
Provision for income taxes	125.7	131.4
Net Earnings	705.1	905.2
Less: Net (loss) earnings attributable to noncontrolling interest	(0.1)	1.5
Net Earnings of Zimmer Biomet Holdings, Inc.	$705.1	$903.8

Earnings Per Common Share
Basic	$3.56	$4.45
Diluted	$3.55	$4.43
Weighted Average Common Shares Outstanding
Basic	198.0	203.1
Diluted	198.7	203.9

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, unaudited)

	December 31,	December 31,
	2025	2024
Assets
Cash and cash equivalents	$591.9	$525.5
Receivables, net	1,704.4	1,480.7
Inventories	2,286.4	2,235.3
Other current assets	537.3	430.1
Total current assets	5,119.9	4,671.5
Property, plant and equipment, net	2,207.1	2,048.8
Goodwill	9,947.1	8,951.1
Intangible assets, net	4,717.3	4,598.4
Other assets	1,100.3	1,095.5
Total Assets	$23,091.7	$21,365.3
Liabilities and Stockholders' Equity
Current liabilities	$1,996.6	$1,587.9
Current portion of long-term debt	587.1	863.0
Other long-term liabilities	870.2	1,096.6
Long-term debt	6,932.0	5,341.6
Stockholders' equity	12,705.8	12,476.2
Total Liabilities and Stockholders' Equity	$23,091.7	$21,365.3

ZIMMER BIOMET HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024
(in millions, unaudited)

	2025	2024
Cash flows provided by (used in) operating activities
Net earnings	$705.1	$905.2
Depreciation and amortization	1,093.8	996.3
Share-based compensation	90.2	101.0
Deferred income tax benefit	(87.2)	(47.7)
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(166.6)	(158.6)
Receivables	(127.3)	(89.7)
Inventories	98.2	49.9
Accounts payable and accrued liabilities	101.8	(322.0)
Other assets and liabilities	(11.0)	65.0
Net cash provided by operating activities	1,697.1	1,499.4
Cash flows provided by (used in) investing activities
Additions to instruments	(300.5)	(240.3)
Additions to other property, plant and equipment	(224.5)	(203.8)
Net investment hedge settlements	(0.4)	22.1
Acquisition of intangible assets	(52.4)	(153.0)
Business combination investments, net of acquired cash	(1,393.2)	(276.3)
Other investing activities	(4.6)	(36.9)
Net cash used in investing activities	(1,975.7)	(888.1)
Cash flows provided by (used in) financing activities
Net payments on revolving facilities	-	(50.0)
Proceeds from senior notes	2,492.1	1,436.3
Redemption of senior notes	(1,463.0)	(850.0)
Dividends paid to stockholders	(190.3)	(196.0)
Proceeds from employee stock compensation plans	39.7	82.1
Business combination contingent consideration payments	(25.0)	(3.5)
Debt issuance costs	(22.7)	(13.0)
Repurchase of common stock	(487.0)	(868.0)
Other financing activities	(17.7)	(22.4)
Net cash provided by (used in) financing activities	326.0	(484.5)
Effect of exchange rates on cash and cash equivalents	19.0	(17.1)
Change in cash and cash equivalents	66.4	109.7
Cash and cash equivalents, beginning of year	525.5	415.8
Cash and cash equivalents, end of period	$591.9	$525.5

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY AND ORGANIC CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Three Months Ended
	December 31, 2025 vs. 2024
					Organic
		Foreign	Constant	Paragon	Constant
		Exchange	Currency	28	Currency
	% Change	Impact	% Change	Impact	% Change
Geographic Results
United States	11.1%	-%	11.1%	5.4%	5.7%
International	10.6	4.0	6.6	1.6	5.0
Total	10.9%	1.7%	9.2%	3.8%	5.4%
Product Categories
Knees
United States	6.0%	-%	6.0%	-%	6.0%
International	12.1	3.9	8.2	-	8.2
Total	8.6	1.7	6.9	-	6.9
Hips
United States	7.9	-	7.9	-	7.9
International	5.6	4.0	1.6	-	1.6
Total	6.8	1.9	4.9	-	4.9
S.E.T.	20.1	1.4	18.7	15.8	2.9
Technology & Data, Bone Cement and Surgical	8.7	2.1	6.6	-	6.6
Total	10.9%	1.7%	9.2%	3.8%	5.4%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED NET SALES % CHANGE TO
CONSTANT CURRENCY AND ORGANIC CONSTANT CURRENCY % CHANGE
(unaudited)

	For the Year Ended
	December 31, 2025 vs. 2024
					Organic
		Foreign	Constant	Paragon	Constant
		Exchange	Currency	28	Currency
	% Change	Impact	% Change	Impact	% Change
Geographic Results
United States	7.3%	-%	7.3%	3.6%	3.7%
International	7.0	1.8	5.2	1.1	4.1
Total	7.2%	0.8%	6.4%	2.5%	3.9%
Product Categories
Knees
United States	2.9%	-%	2.9%	-%	2.9%
International	7.1	1.6	5.5	-	5.5
Total	4.7	0.7	4.0	-	4.0
Hips
United States	5.3	-	5.3	-	5.3
International	4.1	1.9	2.2	-	2.2
Total	4.7	0.9	3.8	-	3.8
S.E.T.	15.2	0.6	14.6	10.5	4.1
Technology & Data, Bone Cement and Surgical	4.0	1.1	2.9	-	2.9
Total	7.2%	0.8%	6.4%	2.5%	3.9%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED DECEMBER 31, 2025 and 2024
(in millions, except per share amounts, unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2025
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income (expense), net	(Benefit) provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$792.4	$177.7	$118.8	$872.3	$106.3	$21.9	$15.4	$(39.9)	$139.3	$0.70
Inventory and manufacturing-related charges(1)	(172.2)	-	-	-	-	-	-	40.4	131.8	0.67
Intangible asset amortization(2)	-	(177.7)	-	-	-	-	-	45.1	132.6	0.67
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(106.3)	-	-	18.8	87.5	0.44
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(21.9)	-	11.0	10.9	0.06
Litigation(5)	-	-	-	(5.2)	-	-	-	0.6	4.6	0.02
European Union Medical Device Regulation(6)	-	-	(3.6)	-	-	-	-	1.0	2.6	0.01
Other charges(7)	-	-	-	(11.4)	-	-	(14.1)	(0.1)	(2.6)	(0.01)
Other certain tax adjustments(8)	-	-	-	-	-	-	-	27.0	(27.0)	(0.14)
As Adjusted	$620.2	$-	$115.1	$855.7	$-	$-	$1.3	$103.9	$479.7	$2.42

FOR THE THREE MONTHS ENDED DECEMBER 31, 2024
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income (expense), net	(Benefit) provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$586.7	$157.6	$108.4	$746.9	$20.9	$13.7	$(38.1)	$49.0	$239.4	$1.20
Inventory and manufacturing-related charges(1)	(6.0)	-	-	-	-	-	-	2.2	3.8	0.02
Intangible asset amortization(2)	-	(157.6)	-	-	-	-	-	30.8	126.8	0.63
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(20.9)	-	-	0.8	20.1	0.10
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(13.7)	-	1.0	12.7	0.06
Litigation(5)	-	-	-	(27.4)	-	-	-	4.0	23.4	0.12
European Union Medical Device Regulation(6)	-	-	(7.6)	-	-	-	-	1.7	5.9	0.03
Other charges(7)	-	-	-	(0.9)	-	-	37.7	1.1	37.5	0.19
Other certain tax adjustments(8)	-	-	-	-	-	-	-	7.3	(7.3)	(0.04)
As Adjusted	$580.7	$-	$100.8	$718.6	$-	$-	$(0.4)	$97.9	$462.4	$2.31

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF REPORTED TO ADJUSTED RESULTS
FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024
(in millions, except per share amounts, unaudited)

FOR THE YEAR ENDED DECEMBER 31, 2025
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income (expense), net	Interest expense, net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$2,493.7	$665.9	$458.5	$3,257.2	$181.2	$76.9	$25.5	$(292.8)	$125.7	$705.1	$3.55
Inventory and manufacturing-related charges(1)	(206.3)	-	-	-	-	-	-	-	50.2	156.1	0.79
Intangible asset amortization(2)	-	(665.9)	-	-	-	-	-	-	140.2	525.7	2.65
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(181.2)	-	-	-	30.2	151.0	0.76
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(76.9)	-	-	27.8	49.1	0.25
Litigation(5)	-	-	-	(6.0)	-	-	-	-	0.8	5.2	0.03
European Union Medical Device Regulation(6)	-	-	(17.0)		-	-	-	-	4.0	13.0	0.07
Other charges(7)	-	-	-	(11.3)	-	-	(14.5)	5.6	2.6	(0.2)	-
Other certain tax adjustments(8)	-	-	-	-	-	-	-	-	(23.9)	23.9	0.12
As Adjusted	$2,287.4	$-	$441.5	$3,239.8	$-	$-	$11.0	$(287.2)	$357.6	$1,629.0	$8.20

FOR THE YEAR ENDED DECEMBER 31, 2024
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Restructuring and other cost reduction initiatives	Acquisition, integration, divestiture and related	Other income (expense), net	Provision for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted earnings per common share
As Reported	$2,191.2	$591.9	$437.4	$2,929.8	$219.0	$23.6	$(31.1)	$131.4	$903.8	$4.43
Inventory and manufacturing-related charges(1)	(19.2)	-	-	-	-	-	-	7.2	12.0	0.06
Intangible asset amortization(2)	-	(591.9)	-	-	-	-	-	121.2	470.7	2.31
Restructuring and other cost reduction initiatives(3)	-	-	-	-	(219.0)	-	-	35.3	183.7	0.90
Acquisition, integration, divestiture and related(4)	-	-	-	-	-	(23.6)	-	2.4	21.2	0.10
Litigation(5)	-	-	-	(27.4)	-	-	-	4.7	22.7	0.12
European Union Medical Device Regulation(6)	-	-	(28.6)	-	-	-	-	6.6	22.0	0.11
Other charges(7)	-	-	-	-	-	-	42.4	2.4	40.0	0.20
Other certain tax adjustments(8)	-	-	-	-	-	-	-	46.0	(46.0)	(0.23)
As Adjusted	$2,172.0	$-	$408.8	$2,902.4	$-	$-	$11.3	$357.2	$1,630.2	$8.00

(1)
Inventory and manufacturing-related charges include excess and obsolete inventory charges on certain product lines we intend to discontinue by 2032, inventory step-up expense, the acceleration of depreciation and fixed overhead costs expensed immediately related to a manufacturing plant shutdown, and other inventory and manufacturing-related charges or gains. Inventory step-up expense represents the incremental expense of inventory sold recognized at its fair value after business combination accounting is applied versus the expense that would have been recognized if sold at its cost to manufacture. Since only the inventory that existed at the business combination date was stepped-up to fair value, we believe excluding the incremental expense provides investors useful information as to what our costs may have been if we had not been required to increase the inventory's book value to fair value. The excess and obsolete inventory charges on product lines we intend to discontinue were $159.2 million and $162.1 million in the three-month period and year ended December 31, 2025, respectively, compared to $1.3 million and $1.0 million in the three-month period and year ended December 31, 2024, respectively. Inventory step-up expense was $12.3 million and $32.0 million in the three-month period and year ended December 31, 2025, respectively, compared to zero in the same prior year periods.
(2)
We exclude intangible asset amortization as well as deferred tax rate changes on our intangible assets from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization. Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.
(3)
In December 2019, 2021 and 2023, and in February and December 2025, we initiated global restructuring programs that included a reorganization of key businesses and an overall effort to reduce costs in order to accelerate decision-making, focus the organization on priorities to drive growth and, in the case of the December 2021 program, to prepare for the spinoff of ZimVie Inc. ("ZimVie"). Restructuring and other cost reduction initiatives also include other cost reduction and optimization initiatives that have the goal of reducing costs across the organization. The costs include employee termination benefits; contract terminations for facilities and sales agents; and other charges, such as consulting fees, project management expenses, retention period salaries and benefits and relocation costs.
(4)
The acquisition, integration, divestiture and related gains and expenses we have excluded from our non-GAAP financial measures resulted from various acquisitions, post-separation costs we have incurred related to ZimVie and gains related to a transition services agreement for services we provide to ZimVie and a transition manufacturing and supply agreement for products we supply to ZimVie for a limited period. In the three-month period and year ended December 31, 2025, this line item includes $14.3 million and $77.1 million of gains, respectively, related to declines in the estimated fair values of contingent consideration due to updated forecasts of net sales from certain acquisitions. In the three-month period and year ended December 31, 2024, this line item includes $4.7 million and $7.1 million of expense, respectively, related to changes estimated fair values of contingent consideration. In the three-month period and year ended December 31, 2025, this line item includes $11.7 million and $55.1 million, respectively, of compensation expense related to the discretionary accelerated vesting of Paragon 28 and Monogram Technologies unvested restricted stock units and options as agreed upon as part of the respective merger agreement.
(5)
We are involved in patent litigation, product liability litigation, commercial litigation and other various litigation matters. We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information. Litigation matters can vary in their characteristics, frequency and significance to our operating results. The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to commercial litigation, patent litigation and certain product liability litigation and claims relating to the Durom Cup and NexGen Option Tibia. Once a litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.
(6)
The European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements. The new regulations provided a transition period until May 2021 for previously-approved medical devices to meet the additional requirements. For certain devices, this transition period was extended until May 2024. A conditional extension of the transition period has been implemented until December 2027 and 2028 depending on the legacy medical device's risk class. We are excluding from our non-GAAP financial measures the incremental costs incurred to establish initial compliance with the regulations related to our previously-approved medical devices. The incremental costs primarily relate to temporary personnel and third-party professionals necessary to supplement our internal resources. Starting January 1, 2026, we do not expect to incur any significant incremental costs related to these new regulations.
(7)
We have incurred other various expenses from specific events or projects that we consider highly variable or that have a significant impact to our operating results that we have excluded from our non-GAAP measures. These include gains and losses from changes in fair value on our equity investments, impairment of instruments related to certain product lines we intend to discontinue, among other various costs. In addition, in February 2025 we issued senior notes in order to have the necessary cash-on-hand to acquire Paragon 28 once regulatory approval was received. We have excluded from our non-GAAP financial measures the interest on this debt related to the principal amount of the estimated purchase price and acquisition-related costs up through the acquisition date. Interest expense subsequent to the acquisition date has not been excluded.
(8)
Other certain tax adjustments are primarily related to significant and discrete tax adjustments. The primary adjustments include provisions of $10.4 million and benefits of $3.8 million in three month-periods ended December 31, 2025 and 2024, respectively, and provisions of $35.1 million and $34.0 million in the years ended December 31, 2025 and 2024, respectively, related to Swiss tax reform; provisions of $6.2 million and $31.6 million in the three-month period and year ended December 31, 2025, respectively, related to certain unremitted foreign earnings (no impact on 2024 periods); benefits of $39.4 million and $6.7 million in the three-month periods ended December 31, 2025 and 2024, respectively, and benefits of $39.4 million and $29.5 million in the years ended December 31, 2025 and 2024, respectively, related to certain intercompany transactions and restructuring; and provisions of $2.3 million and benefits of $51.9 million in the three-month period and year ended December 31, 2024, respectively, related to certain tax audit settlements (no impact on 2025 periods).

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2025 and 2024
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$517.4	$506.2	$1,697.1	$1,499.4
Additions to instruments	(74.3)	(51.9)	(300.5)	(240.3)
Additions to other property, plant and equipment	(74.8)	(51.5)	(224.5)	(203.8)
Free cash flow	$368.3	$402.8	$1,172.1	$1,055.3

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN
TO ADJUSTED GROSS PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2025 and 2024
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Net Sales	$2,243.8	$2,023.2	$8,231.5	$7,678.6
Cost of products sold, excluding intangible asset amortization	792.4	586.7	2,493.7	2,191.2
Intangible asset amortization	177.7	157.6	665.9	591.9
Gross Profit	$1,273.7	$1,278.9	$5,071.9	$4,895.5

Inventory and manufacturing-related charges	172.2	6.0	206.3	19.2
Intangible asset amortization	177.7	157.6	665.9	591.9
Adjusted gross profit	$1,623.6	$1,442.5	$5,944.1	$5,506.7

Gross margin	56.8%	63.2%	61.6%	63.8%
Inventory and manufacturing-related charges	7.7	0.3	2.5	0.3
Intangible asset amortization	7.9	7.8	8.1	7.7
Adjusted gross margin	72.4%	71.3%	72.2%	71.7%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2025 and 2024
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Operating profit	$154.5	$389.0	$1,098.1	$1,285.7
Inventory and manufacturing-related charges	172.2	6.0	206.3	19.2
Intangible asset amortization	177.7	157.6	665.9	591.9
Restructuring and other cost reduction initiatives	106.3	20.9	181.2	219.0
Acquisition, integration, divestiture and related	21.9	13.7	76.9	23.6
Litigation	5.2	27.4	6.0	27.4
European Union Medical Device Regulation	3.6	7.6	17.0	28.6
Other charges	11.4	0.9	11.3	-
Adjusted operating profit	$652.7	$623.2	$2,262.7	$2,195.4

Operating profit margin	6.9%	19.2%	13.3%	16.7%
Inventory and manufacturing-related charges	7.7	0.3	2.5	0.3
Intangible asset amortization	7.9	7.8	8.1	7.7
Restructuring and other cost reduction initiatives	4.7	1.0	2.2	2.9
Acquisition, integration, divestiture and related	1.0	0.7	0.9	0.3
Litigation	0.2	1.4	0.1	0.4
European Union Medical Device Regulation	0.2	0.4	0.2	0.4
Other charges	0.5	-	0.1	-
Adjusted operating profit margin	29.1%	30.8%	27.5%	28.6%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2025 and 2024
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2025	2024	2025	2024
Effective tax rate	(40.7)%	16.9%	15.1%	12.7%
Tax effect of adjustments made to earnings before taxes(1)	31.0	(1.9)	5.8	0.8
Other certain tax adjustments (2)	27.6	2.5	(2.9)	4.5
Adjusted effective tax rate	17.9%	17.5%	18.0%	18.0%

(1) Includes inventory and manufacturing-related charges; intangible asset amortization; restructuring and other cost reduction initiatives; acquisition, integration, divestiture and related; litigation; European Union Medical Device Regulation; and other charges.

(2) Other certain tax adjustments are primarily related to significant and discrete tax adjustments. The primary adjustments include provisions of $10.4 million and benefits of $3.8 million in three month-periods ended December 31, 2025 and 2024, respectively, and provisions of $35.1 million and $34.0 million in the years ended December 31, 2025 and 2024, respectively, related to Swiss tax reform; provisions of $6.2 million and $31.6 million in the three-month period and year ended December 31, 2025, respectively, related to certain unremitted foreign earnings (no impact on 2024 periods); benefits of $39.4 million and $6.7 million in the three-month periods ended December 31, 2025 and 2024, respectively, and benefits of $39.4 million and $29.5 million in the years ended December 31, 2025 and 2024, respectively, related to certain intercompany transactions and restructuring; and provisions of $2.3 million and benefits of $51.9 million in the three-month period and year ended December 31, 2024, respectively, related to certain tax audit settlements (no impact on 2025 periods).

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF DEBT TO NET DEBT
AS OF DECEMBER 31, 2025 and DECEMBER 31, 2024
(in millions, unaudited)

	December 31, 2025	December 31, 2024
Debt, both current and long-term	$7,519.1	$6,204.6
Cash and cash equivalents	(591.9)	(525.5)
Net debt	$6,927.2	$5,679.1